SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

MIDCAROLINA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-49848	55-6144577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street Burlington, North Carolina	27216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 538-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Amendment of Omnibus Stock Ownership and Long Term Incentive Plan

At our annual meeting of shareholders held on May 27, 2008, our shareholders approved an amendment to our existing Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”) to increase the aggregate number of shares of our common stock that may be issued during the term of the Omnibus Plan in connection with “Rights” (as defined below) granted thereunder from 412,500 to 572,071 shares.

Under the Omnibus Plan, our Board of Directors’ Compensation Committee may grant various types of awards (“Rights”) to our and our subsidiaries’ full-time employees who are chosen by the Committee to receive awards. Rights that may be granted under the Omnibus Plan generally vest, or become exercisable, over a period of time specified by the Committee when the Rights are granted, and include:

•

options to purchase shares of our common stock (“Stock Options”) at a price per share equal to the fair market value of our stock on the date of grant, including options that qualify to be treated as “incentive stock options” under the Internal Revenue Code, and nonqualified options;

•	grants of restricted shares of our common stock that can be received by employees based on the extent to which specified conditions set by the Committee (including continued employment) are satisfied;

•

long-term incentive compensation units under which shares of our common stock and cash may be paid to employees based on the extent to which performance goals or criteria set by the Committee are achieved;

•

stock appreciation rights (“SARs”) under which cash may be paid to employees based on the extent to which the fair market value of shares of our common stock covered by the SARs at the time they are exercised exceeds the fair market value of those shares on the date of grant; and

•

book value shares under which cash may be paid to employees based on the extent to which the book value of shares of our common stock covered by the Rights at the time they are exercised exceeds the book value of those shares on the date of grant.

The specific terms of Rights granted from time to time under the Omnibus Plan, including their vesting schedules, and performance and other conditions, will be determined by the Board’s Compensation Committee at the time of grant and be provided for in written agreements entered into between us and the employees to whom the Rights are granted.

To date, Stock Options are the only Rights that have been granted under the Omnibus Plan. Stock Options covering an aggregate of 222,071 shares currently are outstanding under the Omnibus Plan, which, prior to the Amendment, left 190,429 shares of common stock available for the grant of future Rights. The amendment increased the number of shares of common stock remaining available for future grants under the Omnibus Plan to 350,000 shares.

The Omnibus Plan originally was approved by our shareholders on May 20, 2004, and previously was amended and restated during 2005 for purposes of compliance with Section 409A of the Internal Revenue Code of 1986. Unless sooner terminated, it will continue in effect for a period of ten years from the date of its original approval, but our Board may at any time alter, suspend, terminate or discontinue the Omnibus Plan, subject to any applicable regulatory requirements and any stockholder approval which is required by law or which the Board deems advisable for any reason (such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements). The amendment approved at the annual meeting does not affect the ten-year term of the Omnibus Plan.

The Omnibus Plan provides that in the event the outstanding shares of the Company’s common stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination, or reclassification, appropriate proportionate adjustments will be made by the Board’s Compensation Committee in (i) the aggregate number and/or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price and the number and/or kind of shares acquirable under, or underlying, Rights; and (iii) rights and matters determined on a per share basis under the Omnibus Plan.

The amendment to the Omnibus Plan was approved by our Board of Directors, upon the recommendation of its Compensation Committee, on March 28, 2008. Additional information regarding the terms of the Omnibus Plan and the Rights that may be granted under it is contained in our definitive proxy statement that we filed with the Securities and Exchange Commission and distributed to our shareholders in connection with the annual meeting.

Approval of 2008 Director Stock Option Plan

At our annual meeting of shareholders held on May 27, 2008, our shareholders approved our 2008 Director Stock Option Plan (the “Director Plan”) which authorizes grants of options to purchase shares of our common stock to our and our subsidiaries’ directors at an exercise price per share of not less than the fair market value of a share of our common stock on the date of grant. The specific terms of options granted from time to time under the Director Plan, including their vesting schedules, will be determined by the Board’s Compensation Committee at the time of grant and be provided for in option agreements entered into between us and the directors to whom the options are granted.

The Director Plan authorizes the issuance of an aggregate of up to 250,000 shares of our common stock upon the exercise of stock options granted under the Plan. That number amounts to 5.1% of our total outstanding shares on June 30, 2008. In the event of a stock split, stock dividend or other such event affecting our outstanding common stock, the total number of shares authorized to be issued under the Director Plan, and the number and exercise price of shares covered by each outstanding option, will be adjusted appropriately to reflect the effect of that event.

Unless sooner terminated, the Director Plan will continue in effect for a period of ten years from the date it was approved by our shareholders, but our Board may at any time alter, amend, suspend or terminate the Plan, subject to any applicable regulatory requirements and any stockholder approval which is required by law or which the Board deems advisable for any reason.

The Director Plan was approved by our Board of Directors, upon the recommendation of its Compensation Committee, on March 28, 2008. Additional information regarding the terms of the Director Plan and the stock options that may be granted under it is contained in our definitive proxy statement that we filed with the Securities and Exchange Commission and distributed to our shareholders in connection with the annual meeting.

Grant of Stock Options under 2008 Director Stock Option Plan

On July 14, 2008, our Compensation Committee approved the grant of stock options to our 12 outside directors under our 2008 Director Stock Option Plan as described in the following table:

Name of Director	Number of Shares	Option Exercise Price	Vesting Schedule
Dexter R. Barbee	5,000	$8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

H. Tomas Bobo	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

Thomas E. Chandler	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

James R. Copeland III	10,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

J. Anthony Holt	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

F. D. Hornaday	10,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

Teena M. Koury	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

John H. Love	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

James B. Powell	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

John K. Roberts	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

James H. Smith, Jr.	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

Robert A. Ward	5,000	8.50	Exercisable as to 1/5 of the shares each July 14, beginning 07/14/2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION
(Registrant)

Date: July 25, 2008	By:	/S/ Christopher B. Redcay
Christopher B. Redcay
Chief Financial Officer